Exhibit 10.20

AMENDMENT to the

EMPLOYMENT AGREEMENT

between

Nivalis Therapeutics, Inc.

and

David M. Rodman, M.D. (“Employee”)

WHEREAS, Nivalis Therapeutics, Inc. (the “Company”) and the Employee entered into an employment agreement (the “Agreement”) effective as of April 18, 2016;

WHEREAS, the Company and the Employee desire to amend the Agreement to change the provision relating to accelerated vesting of stock options in connection with Termination/Severance;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.	Section 5(e)(iii) is amended and restated in its entirety to read as follows:

(iii)  the Company shall cause any issued but unvested options to vest in full and to cause any issued but unvested restricted stock units scheduled to vest in the twelve (12) months following Employee’s Termination Date to immediately vest; provided, however, that this sentence shall not diminish the 100% vesting contemplated by 5(g) below in connection with a Change of Control.

2.	Except as amended herein, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand as of January 12, 2017.

NIVALIS THERAPEUTICS, INC.

By:	/s/ R. Michael Carruthers
Name:	R. Michael Carruthers
Title:	Chief Financial Officer
Date:	1/12/17

EMPLOYEE

By:	/s/ David M. Rodman, M.D.
David M. Rodman, M.D.